Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FIRST QUARTER EARNINGS RESULTS

ABILENE, Texas, April 23, 2020 - First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2020 of $37.23 million when compared with earnings of $38.25 million in the same quarter last year. Basic earnings per share were $0.26 for the first quarter of 2020 compared with $0.28 in the same quarter a year ago. Included in noninterest expense in the first quarter of 2020, were technology contract termination and conversion related costs totaling $3.81 million related to the acquisition of The Bank & Trust of Bryan/College Station (see below).

All amounts for the quarter ended March 31, 2020, include the results of the Company’s recent acquisition of TB&T Bancshares, Inc. and its wholly owned subsidiary, The Bank & Trust of Bryan/College Station, Texas which was effective January 1, 2020. As of the acquisition date, The Bank & Trust of Bryan/College Station had total assets of approximately $631.41 million, total loans of approximately $455.35 million and total deposits of approximately $551.95 million.

Net interest income for the first quarter of 2020 was $80.90 million, up 16.38 percent when compared with $69.51 million in the same quarter of 2019, due to an increase in average interest earning assets of $1.27 billion over the same quarter in 2019, primarily from the acquisition that just closed. The net interest margin, on a taxable equivalent basis, was 3.91 percent for the first quarter of 2020 compared to 3.99 percent in the fourth quarter of 2019 and 4.00 percent in the first quarter of 2019. Included in interest income for the first quarter of 2020 was $354 thousand, or two basis points in net interest margin, related to discount accretion from fair value accounting related to the Kingwood and Bryan/College Station acquisitions. Amounts related to discount accretion for the fourth quarter of 2019 and first quarter of 2019 were $384 thousand (or two basis points) and $466 thousand (or two basis points), respectively. The Company recorded a $7.65 million discount on the acquired loan portfolio from the Bryan/College Station acquisition on January 1, 2020.

The provision for loan losses was $9.85 million in the first quarter of 2020 compared with $950 thousand in the fourth quarter of 2019 and $965 thousand in the first quarter of 2019. The increase in the Company’s provision for loan losses in the first quarter of 2020 compared to prior quarters reflects (i) growth in the overall loan portfolio, (ii) increased levels of nonperforming assets, classified loans and charge-offs, (iii) increasing uncertainty surrounding unemployment and the economic impact caused by the coronavirus (COVID-19) and (iv) the economic effects related to the recent decline in oil and gas prices.

Accounting Standards Update (ASU) 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (CECL), became effective for the Company on January 1, 2020. On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (CARES Act) signed by the President of the United States included an option for entities to delay the implementation of CECL until the earlier of the termination date of the national emergency declaration by the President or December 31, 2020. Due to the uncertainty on the economy and unemployment from COVID-19 and the sharp reduction in oil and gas prices, the Company has determined to delay its implementation of CECL and has calculated and recorded its provision for loan losses under the incurred loss model that existed prior to CECL. Had the Company completed the adoption and implementation of CECL, we believe our allowance for loan losses amount at January 1, 2020 would have been approximately $52.0 million.

Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.86 percent at March 31, 2020, compared with 0.61 percent at December 31, 2019, and 0.74 percent at March 31, 2019. Classified loans totaled $190.35 million at March 31, 2020, compared to $140.66 million at December 31, 2019, and $118.43 million at March 31, 2019. Nonperforming assets and classified loans at March 31, 2020 included Bryan/College Station balances of $11.27 million and $30.12 million, respectively.

At March 31, 2020, loans with oil and gas industry exposure totaled 2.50 percent of gross loans. These loans comprised $3.48 million of the Company’s nonperforming loan totals and $22.03 million of the classified loan totals. In addition, the Company recorded $606 thousand in net charge-offs related to one oil and gas loan for the quarter ended March 31, 2020. At March 31, 2020, the Company’s allowance for loan loss reserve specific to its total oil and gas loan portfolio totaled 4.46 percent of total oil and gas loans.

In addition, at March 31, 2020, loan balances in the retail, restaurant, hotel, other hospitality and travel industries totaled $217.38 million (4.64%), $25.57 million (0.55%), $46.69 million (1.00%), $8.47 million (0.18%) and $937 thousand (0.02%), respectively. Classified loan and nonperforming loan amounts for these industries combined at March 31, 2020, totaled $5.68 million and $867 thousand, respectively.

Noninterest income in the first quarter of 2020 rose to $28.73 million compared with $24.44 million in the same quarter a year ago. Trust fees increased $458 thousand to $7.44 million in the first quarter of 2020 compared with $6.98 million in the same quarter last year. The fair value of Trust assets managed increased to $6.15 billion from $6.06 billion a year ago. Service charges on deposits increased 14.28 percent to $5.92 million compared with $5.18 million in the same quarter a year ago due to continued growth in net new accounts. ATM, interchange and credit card fees increased 8.19 percent to $7.40 million compared with $6.84 million in the same quarter last year due to continued growth in the number of debit cards issued. Real estate mortgage fees increased 10.88 percent to $3.85 million compared with $3.47 million in the same quarter a year ago due to an increase in the volume of loans originated. The Company’s mortgage loan pipeline increased 239 percent, or $118.29 million, as of March 31, 2020 when compared to March 31, 2019 balances; however, the fair value of the mortgage loan pipeline was negatively impacted at March 31, 2020 as a result of the recent volatility in mortgage loans and related hedging market. Also included in noninterest income during the first quarter of 2020 was a gain on sale of securities of $2.06 million.

Noninterest expense for the first quarter of 2020 totaled $55.32 million compared to $47.37 million in the first quarter of 2019. The Company’s efficiency ratio in the first quarter of 2020 was 49.63 percent compared with 49.46 percent in the same quarter last year. The increase in noninterest expense in the first quarter of 2020 was primarily a result of an increase in salary and employee benefit costs to $29.64 million compared to $26.45 million in the same quarter a year ago, primarily driven by the Bryan/College Station acquisition and annual merit-based pay increases. Also included in noninterest expense in the first quarter of 2020 were technology contract termination and conversion related costs totaling $3.81 million as a result of the Bryan/College Station acquisition.

As of March 31, 2020, consolidated assets for the Company totaled $9.70 billion compared to $8.26 billion at December 31, 2019 and $7.95 billion at March 31, 2019. Loans totaled $4.68 billion at March 31, 2020, compared with loans of $4.22 billion at December 31, 2019, and $4.00 billion at March 31, 2019. Deposits totaled $7.21 billion at March 31, 2020, compared to $6.60 billion at December 31, 2019, and $6.35 billion at March 31, 2019. Shareholders’ equity rose to $1.53 billion as of March 31, 2020, compared with $1.23 billion at December 31, 2019, and $1.11 billion at March 31, 2019, primarily from the Bryan/College Station acquisition.

“We are pleased with our first quarter 2020 earnings performance, especially in light of the impact the coronavirus is having on our economy, historically low oil and gas prices and the additional acquisition related expenses to complete the Bryan/College Station acquisition,” said F. Scott Dueser, Chairman, President and CEO. “As we face this challenging economic environment, we continue to work diligently to maximize shareholder value by utilizing our strong capital position to support our customers and the communities we serve with outstanding customer service.”

The Company elected to participate in the Small Business Act Paycheck Protection Program under the CARES Act. Through the date of this release, the Company has processed over 4,900 applications and funded over $650 million in such loans. “We are so proud of the efforts of our team that has worked tirelessly over days, nights and weekends to meet the needs of our customers and keep Texas strong,” said Dueser. “Our quick and extensive response has also brought numerous new loans and deposits to the Company.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 78 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2020	2019
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ASSETS
Cash and due from banks	$191,486	$231,534	$198,855	$178,345	$176,278
Interest-bearing deposits in banks	76,378	47,920	31,410	128,652	197,758
Interest-bearing time deposits in banks	—	—	—	960	1,458
Fed funds sold	—	3,150	—	700	12,825
Investment securities	4,107,069	3,413,317	3,397,156	3,259,492	3,212,812
Loans	4,681,423	4,223,197	4,140,815	4,063,257	4,003,606
Allowance for loan losses	(60,440)	(52,499)	(51,889)	(51,820)	(51,585)

Net loans	4,620,983	4,170,698	4,088,926	4,011,437	3,952,021
Premises and equipment	139,554	131,022	132,367	134,322	135,321
Goodwill	312,842	171,565	171,565	171,565	171,565
Other intangible assets	6,392	2,102	2,340	2,586	2,850
Other assets	246,387	90,919	91,220	91,234	83,007

Total assets	$9,701,091	$8,262,227	$8,113,839	$7,979,293	$7,945,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,288,597	$2,065,128	$2,210,997	$2,167,552	$2,165,745
Interest-bearing deposits	4,921,869	4,538,678	4,186,686	4,202,214	4,184,996

Total deposits	7,210,466	6,603,806	6,397,683	6,369,766	6,350,741
Borrowings	857,871	381,356	400,155	362,005	382,711
Other liabilities	106,392	49,868	110,903	82,774	104,921
Shareholders’ equity	1,526,362	1,227,197	1,205,098	1,164,748	1,107,522

Total liabilities and shareholders’ equity	$9,701,091	$8,262,227	$8,113,839	$7,979,293	$7,945,895

	Quarter Ended
	2020	2019
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
INCOME STATEMENTS
Interest income	$88,100	$82,123	$80,591	$79,576	$76,901
Interest expense	7,198	6,801	7,953	7,961	7,387

Net interest income	80,902	75,322	72,638	71,615	69,514
Provision for loan losses	9,850	950	450	600	965

Net interest income after provision for loan losses	71,052	74,372	72,188	71,015	68,549
Noninterest income	28,732	27,347	28,669	27,976	24,437
Noninterest expense	55,318	51,938	48,910	48,304	47,367

Net income before income taxes	44,466	49,781	51,947	50,687	45,619
Income tax expense	7,234	8,393	8,867	8,594	7,367

Net income	$37,232	$41,388	$43,080	$42,093	$38,252

PER COMMON SHARE DATA
Net income - basic	$0.26	$0.30	$0.32	$0.31	$0.28
Net income - diluted	0.26	0.30	0.32	0.31	0.28
Cash dividends declared	0.12	0.12	0.12	0.12	0.11
Book Value	10.73	9.03	8.87	8.58	8.16
Market Value	$26.84	$35.10	$33.33	$30.79	$28.89
Shares outstanding - end of period	142,314,930	135,891,755	135,822,456	135,809,224	135,680,420
Average outstanding shares - basic	142,118,864	135,747,381	135,693,901	135,650,599	135,494,254
Average outstanding shares - diluted	142,735,208	136,539,286	136,369,328	136,218,235	136,286,862

PERFORMANCE RATIOS
Return on average assets	1.63%	2.01%	2.15%	2.14%	2.00%
Return on average equity	10.11	13.56	14.46	15.04	14.51
Return on average tangible equity	12.89	15.83	16.96	17.81	17.34
Net interest margin (tax equivalent)	3.91	3.99	3.94	3.98	4.00
Efficiency ratio	49.63	49.75	47.54	47.71	49.46

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2020	2019
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$52,499	$51,889	$51,820	$51,585	$51,202
Loans charged off	(2,227)	(834)	(767)	(1,061)	(1,464)
Loan recoveries	318	494	386	696	882

Net recoveries (charge-offs)	(1,909)	(340)	(381)	(365)	(582)
Provision for loan losses	9,850	950	450	600	965

Balance at end of period	$60,440	$52,499	$51,889	$51,820	$51,585

Allowance for loan losses / period-end loans	1.29%	1.24%	1.25%	1.28%	1.29%
Allowance for loan losses / nonperforming loans	153.16	212.02	200.75	190.66	177.41
Net charge-offs / average loans (annualized)	0.16	0.03	0.04	0.04	0.06

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$87,099	$63,371	$46,300	$51,490	$45,275
Substandard	103,249	77,284	72,904	74,550	73,158
Doubtful	—	—	—	—	—

Total classified loans	$190,348	$140,655	$119,204	$126,040	$118,433

NONPERFORMING ASSETS
Nonaccrual loans	$39,226	$24,582	$25,717	$26,408	$28,508
Accruing troubled debt restructured loans	26	26	27	471	472
Accruing loans 90 days past due	209	153	104	300	97

Total nonperforming loans	39,461	24,761	25,848	27,179	29,077
Foreclosed assets	983	1,009	1,364	681	647

Total nonperforming assets	$40,444	$25,770	$27,212	$27,860	$29,724

As a % of loans and foreclosed assets	0.86%	0.61%	0.66%	0.69%	0.74%
As a % of end of period total assets	0.42	0.31	0.34	0.35	0.37

OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$117,223	$119,789	$122,908	$107,097	$107,335
Oil and gas loans as a % of total loans	2.50%	2.84%	2.97%	2.64%	2.68%
Classified oil and gas loans	22,032	7,041	7,953	3,438	4,255
Nonaccrual oil and gas loans	3,477	481	519	621	669
Net charge-offs for oil and gas loans	606	—	—	—	—
Allowance for oil and gas loans as a % of oil and gas loans	4.46%	2.54%	2.87%	2.95%	3.22%

CAPITAL RATIOS
Common equity Tier 1 capital ratio	19.55%	20.06%	20.05%	20.04%	19.86%
Tier 1 capital ratio	19.55	20.06	20.05	20.04	19.86
Total capital ratio	20.65	21.13	21.14	21.16	21.00
Tier 1 leverage	12.49	12.60	12.58	12.29	12.08
Tangible Common Equity Ratio	13.09	12.43	12.94	12.31	11.83
Equity/Assets	15.73	14.85	14.85	14.60	13.94

	Quarter Ended
	2020	2019
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
NONINTEREST INCOME
Trust fees	$7,437	$7,344	$7,051	$7,027	$6,979
Service charges on deposits	5,915	5,861	5,629	5,374	5,176
ATM, interchange and credit card fees	7,400	7,943	7,728	7,352	6,840
Real estate mortgage fees	3,852	4,216	5,733	4,721	3,474
Net gain on sale of available-for-sale securities	2,062	5	52	676	—
Net gain (loss) on sale of foreclosed assets	1	81	71	53	69
Net gain (loss) on sale of assets	116	78	235	6	—
Interest on loan recoveries	265	277	575	903	338
Other noninterest income	1,684	1,542	1,595	1,864	1,561

Total noninterest income	$28,732	$27,347	$28,669	$27,976	$24,437

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$28,670	$27,175	$27,030	$25,510	$24,960
Cost related to termination of pension plan	—	1,700	—	—	973
Profit sharing expense	972	2,766	1,520	1,884	1,491
Net occupancy expense	3,027	2,784	2,830	2,779	2,763
Equipment expense	2,075	2,043	2,225	2,331	2,453
FDIC insurance premiums	45	—	15	538	538
ATM, interchange and credit card expenses	2,985	2,419	2,627	2,427	2,383
Legal, tax and professional fees	2,921	2,353	2,274	2,302	2,154
Audit fees	411	233	341	455	417
Printing, stationery and supplies	566	465	480	502	366
Amortization of intangible assets	509	238	246	264	269
Advertising and public relations	1,195	1,791	1,745	1,630	1,648
Operational and other losses	576	626	507	480	266
Software amortization and expense	2,024	2,158	1,767	1,783	1,597
Other noninterest expense	9,342	5,187	5,303	5,419	5,089

Total noninterest expense	$55,318	$51,938	$48,910	$48,304	$47,367

TAX EQUIVALENT YIELD ADJUSTMENT	$1,834	$1,732	$1,575	$1,664	$1,819

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Mar. 31 2020			Dec. 31, 2019
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$2,712	$10	1.50%	$1,198	$6	2.03%
Interest-bearing deposits in nonaffiliated banks	220,906	745	1.36	54,841	218	1.58
Taxable securities	2,263,329	14,655	2.59	2,185,777	14,165	2.59
Tax exempt securities	1,346,842	11,200	3.33	1,243,487	10,695	3.44
Loans	4,667,436	63,323	5.46	4,185,716	58,771	5.57

Total interest-earning assets	8,501,225	$89,933	4.25%	7,671,019	$83,855	4.34%
Noninterest-earning assets	692,432			500,924

Total assets	$9,193,657			$8,171,943

Interest-bearing liabilities:
Deposits	$4,904,087	$6,680	0.55%	$4,336,063	$6,052	0.55%
Fed funds purchased and other borrowings	460,605	517	0.45	417,316	749	0.71

Total interest-bearing liabilities	5,364,692	$7,197	0.54%	4,753,379	$6,801	0.57%
Noninterest-bearing liabilities	2,348,485			2,207,508
Shareholders’ equity	1,480,480			1,211,056

Total liabilities and shareholders’ equity	$9,193,657			$8,171,943

Net interest income and margin (tax equivalent)		$82,736	3.91%		$77,054	3.99%

	Three Months Ended			Three Months Ended
	Sept. 30, 2019			June 30, 2019
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$3,006	$19	2.52%	$5,436	$39	2.88%
Interest-bearing deposits in nonaffiliated banks	61,465	363	2.34	107,381	628	2.35
Taxable securities	2,183,930	14,292	2.62	2,063,497	13,925	2.70
Tax exempt securities	1,132,279	10,075	3.56	1,169,889	10,615	3.63
Loans	4,094,235	57,417	5.56	4,043,055	56,033	5.56

Total interest-earning assets	7,474,915	$82,166	4.36%	7,389,258	$81,240	4.41%
Noninterest-earning assets	489,446			487,931

Total assets	$7,964,361			$7,877,189

Interest-bearing liabilities:
Deposits	$4,156,850	$7,123	0.68%	$4,196,123	$7,286	0.70%
Fed funds purchased and other borrowings	388,235	830	0.85	378,389	675	0.72

Total interest-bearing liabilities	4,545,085	$7,953	0.69%	4,574,512	$7,961	0.70%
Noninterest-bearing liabilities	2,237,462			2,180,361
Shareholders’ equity	1,181,814			1,122,316

Total liabilities and shareholders’ equity	$7,964,361			$7,877,189

Net interest income and margin (tax equivalent)		$74,213	3.94%		$73,279	3.98%

	Three Months Ended
	Mar. 31, 2019
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$4,894	$34	2.79%
Interest-bearing deposits in nonaffiliated banks	100,258	585	2.36
Taxable securities	1,924,863	13,289	2.76
Tax exempt securities	1,226,457	11,279	3.68
Loans	3,973,108	53,534	5.46

Total interest-earning assets	7,229,580	$78,721	4.42%
Noninterest-earning assets	508,368

Total assets	$7,737,948

Interest-bearing liabilities:
Deposits	$4,144,091	$6,662	0.65%
Fed funds purchased and other borrowings	408,641	726	0.72

Total interest-bearing liabilities	4,552,732	$7,388	0.66%
Noninterest-bearing liabilities	2,116,080
Shareholders’ equity	1,069,136

Total liabilities and shareholders’ equity	$7,737,948

Net interest income and margin (tax equivalent)		$71,333	4.00%